Exhibit 99.2

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
Company ▲	Ticker ▲	Event Type ▲	Date ▲

PARTICIPANTS

Corporate Participants

Lisa Elkin – Vice President-Investor Relations & Communications
Bob Paul – Chief Executive Officer
Joseph Angileri – President and Chief Operating Officer
Laura Fournier – Executive Vice President, Chief Financial Officer, and Treasurer

Other Participants

S. Kirk Materne – Analyst, Evercore Partners (Securities)
Aaron M. Schwartz – Analyst, Jefferies & Co., Inc.
Mike Latimore – Analyst, Northland Securities, Inc.
Gary Spivak – Analyst, Noble Financial Capital Markets

MANAGEMENT DISCUSSION SECTION

Operator:  Hello and welcome to the Compuware Corporation’s Third Quarter Results Teleconference. At the request of Compuware, this conference is being recorded for instant replay purposes. At this time, I’d like to turn the conference over to Ms. Lisa Elkin, Vice President of Communications and Investor Relations for Compuware Corporation. Ms. Elkin, you may begin.

Lisa Elkin, Vice President-Investor Relations & Communications

Thank you very much, Cary, and good afternoon, ladies and gentlemen. With me this afternoon are Bob Paul, Chief Executive Officer; Joe Angileri, President and Chief Operating Officer; and Laura Fournier, Executive Vice President and Chief Financial Officer.

Certain statements made during this conference call that are not historical facts including those regarding the company’s future plans, objectives, and expected performance are forward-looking statements within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this conference call.

While we believe any forward-looking statements we have made are reasonable, actual results could differ materially, since the statements are based on our current expectations and are subject to risks and uncertainties.

These risks and uncertainties are discussed in the company’s reports filed with the Securities and Exchange Commission. You should refer to and consider these factors when relying on such forward-looking information.

The company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events, or otherwise, except as required by applicable law.

I will now turn the call over to Bob, who will provide a summary of the quarter’s results. Joe will then highlight business unit operating results; followed by Laura, who will close with key financial information. We will then open the call to your questions. Bob?

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
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Bob Paul, Chief Executive Officer

Thanks, Lisa. The sole focus of tonight’s call is to give our investors a clear and transparent understanding of Compuware’s current business conditions and future expectations. To begin, I will provide an overview of the progress of our business units.

As we discussed last week, our total APM revenues increased 15% sequentially, and 16% year-over-year in Q3. This is healthy growth but simply not as much as we expected. Last quarter we talked about a number of changes Compuware made to its APM organization. These changes, including multiple levels of leadership and process change, give us more focus around our individual solutions. This is already positively impacting our APM business, where we will see steady improvement of our growth rates.

For Q3, our APM guidance was based upon a solid sales pipeline and commit. Up to the last few days of the quarter we had enough committed sales activity to achieve our APM expectations. This end of quarter drop highlights a number of key opportunities for improvement. Our APM numbers came in very close to forecast in all geographies other than Asia. This area remains an important emerging market for us. We will continue to invest here, though we will be more cautious and disciplined in understanding the makeup of our sales commit. We have also made changes in our Asia leadership.

Ultimately we must improve our forecasting discipline and accountability. Following sales leadership meetings last week, this discipline has been refined and reinforced, which should improve the accuracy of our business outlook. One of the many changes we have implemented is to subdue the potential impact of our largest deals in the forecast. This means that if large deals push, we will have an opportunity to make up for them with other wins.

Another priority is stepping up our sales productivity. The team is working on a number of initiatives with particular focus on knowledge and enablement programs to help differentiate between our specific APM solutions. Each of our APM solutions – the Gomez SaaS, dynaTrace, and on-prem – presents best-in-class solutions for highly related but functionally different problems. With growth opportunities in each category, a focused solution-specific sales team is a requirement for leveraging our competitive strengths today.

And each of the APM solutions has an important role in our vision for a disruptive and seamless value proposition for managing performance from the end-user to the data center. We face no macro impediment to our APM success. For example, we’ve achieved consistent growth in partner business from all geographies.

More than a half of the VAR 50 are under contract for APM solution, and global partners like Cisco and BT continue to contribute meaningfully to our results. We’ve seen a modest increase in customer signature requirements, which has slightly lengthened sales cycles. The competitive environment remains the same, but Compuware is the recognized leader for both current and next-generation APM.

So with the right structure, process, our sales tool kit in place, and with no major macro headwinds, the key remaining driver of our APM success is more activity, more pipeline, and more diligence around closing. These are straightforward execution issues and we’ve empowered our new APM leadership team to attack them.

In Q3 we introduced John Van Siclen as the new head of our APM Business Unit. John and our new Worldwide Leader for APM Sales, Eric Fischer, are passionately focused on sales discipline, cost optimization, and customer value. We believe that under their leadership our Q4 year-over-year revenue in APM will grow from 20% to 25%.

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
Company ▲	Ticker ▲	Event Type ▲	Date ▲

For our Mainframe Solutions, despite a quarterly dip in revenue year-over-year, business is up from the first nine months of last year and tracking to full-year growth. The business continues to be propelled by the demands for security and operating margin improvement, especially in the banking and insurance industries.

Additionally, new load placed on the mainframe by mobile and web transactions is creating some interesting opportunities for dynaTrace to drive new revenue in this category. dynaTrace’s potential to follow individual transactions to the mainframe, which we expect to launch for general availability in Q1, has already been a positive factor in a couple of this year’s renewals.

In terms of our largest renewal this year, a final significant deal is in negotiations and expected to close in Q4. This deal is particularly included in our guidance for this quarter – partially included in our guidance for this quarter.

We see no change in the competitive or pricing environment for our Mainframe Solutions. We continue to face bundling and giveaways from lower value competitors. Customers want the superior functionality and value that Compuware offers, keeping our maintenance renewal rates strong and extending the average length of our agreements to nearly three years.

Our Covisint business leads the still-forming category of multi-enterprise collaborations. The competition in this category is fragmented by industry segment but includes a variety of niche players and system integrators. Of these, we have by far the most secure and mature platform, strongest vertical functionality, and most referenceable customers.

For Q3, Covisint continues its momentum, albeit with a slightly lower revenue growth than expected, at a 30% year-over-year increase. We don’t typically recognize any revenue until projects go live. A couple of extensions in larger projects during Q3 pushed that revenue out in the future quarters.

In the healthcare category we signed another statewide health information exchange that will go live in Q1. We also signed the nation’s largest Beacon Community, which were targeted grants awarded by the Department of Health and Human Services. We’ve also reached agreement with two other leading health systems to implement the Covisint Care Coordination solution for their accountable care organization initiatives.

The auto sector continues to be strong, driven by the recovery of the worldwide industry, and also by our subject matter expertise with core revenue drivers like connected vehicle telematics. With these factors in mind, we’re now projecting $74 million in total revenue for Covisint this year. Large contracts continue to come in, but we expect to see 35% to 40% year-over-year revenue growth moving forward.

As you evaluate Covisint’s business, remember that our recurring revenue SaaS model offers a couple of critical leverage points. There is varying additional infrastructure costs needed as we expand the business. As data center costs decrease or remain stable, we add additional users and create tremendous margin leverage. We also begin each year with a significant backlog of business that we haven’t yet recognized.

Due to the strength of the business and to unlock the value of Covisint in the Compuware share price, following today’s board meeting we will progress plans to prepare for the Covisint IPO. There are preparatory items and market conditions that could impact timing, but under normal circumstances we expect this to occur in fiscal year 2013.

The Compuware Services business remains strong, particularly in our differentiated competencies like mobile and performance engineering. We expect to deliver small increases in revenue and margin in the Services segment this year. Joe will provide more details on the key Services metrics and specifics on other business units.

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
Company ▲	Ticker ▲	Event Type ▲	Date ▲

As far as the three-year plan, our objectives have not changed. At the end of this fiscal year, we will update guidance for fiscal year 2013, and on an annual basis, we will refresh the three-year plan. Our market leadership position will still allow us to have substantial increases in revenue from our growth drivers.

Putting our performance in perspective, Compuware has met or exceeded EPS expectations in seven of the last quarters. On balance, our recent large acquisitions, dynaTrace and Gomez acquisitions, have created focus issues for us this year, making it difficult to accurately predict top line growth. We know that getting this right is an important part of progressively unlocking the value in our stock.

The good news is that all six of our business units will grow this fiscal year. We also expect Compuware to have its highest revenue growth rate in a dozen years. For this fiscal year we expect EPS to be between $0.40 and $0.42. We’ve established a strong basis for growth in earnings and revenue. To capitalize on this foundation, we will sharply focus on sales execution and expense management in the quarters ahead. Joe?

Joseph Angileri, President and Chief Operating Officer

Thanks, Bob. Now as Lisa mentioned, I’ll provide key Q3 business unit operating metrics and offer additional color on some of those metrics to help explain the numbers, as well as a look forward to Q4. So let’s start with APM.

The APM business unit produced total revenues of $72.1 million, up 16% year-over-year and 15% sequentially. APM software license fees were $24.4 million, up 16% year-over-year and 33% sequentially. APM subscription fees were $19.4 million, up 9% year-over-year and 4% sequentially.

As Bob said, the good news is APM is back to good growth, albeit not what we expected at the beginning of the year. The positive impact of dynaTrace can be seen in our license fees as their growth outpaces that of APM subscription fees.

We expect this accelerated growth to continue into Q4 and thereafter. We’re projecting 30% year-over-year and sequential license revenue growth in Q4. Now APM’s operating expenses were $82.1 million, up 29% year-over-year and up 3% sequentially.

Keep in mind the year-over-year expense increase is due to three factors. Purchase accounting for dynaTrace accounts for about 5% of the 29% increase. And dynaTrace’s traditional operating expenses account for about 12% to 14%, with the remainder stemming from an increase in the sales organization.

We expect to see some expense improvement in Q4 as we focus our cost components. We’re forcing our cost components on cost of sales, cost of goods sold, cost of services, R&D, and marketing to fall within percentages of revenue targets. Notwithstanding, no significant changes will be apparent until fiscal year 2013.

APM’s contribution margin was negative 14% compared to negative 2% during the same period last year and a negative 27% last quarter. We do expect to see margin expansion in APM in Q4 in the neighborhood of negative 3% to breakeven, due to accelerated growth, as I mentioned, and expenses being relatively flat to slightly down.

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
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The Mainframe business unit produced total revenues of $103.1 million, down 10% year-over-year and 13% sequentially. Mainframe software license fees were $26.7 million, down 23% year-over-year and 31% sequentially.

And Mainframe’s maintenance fees were $75.8 million, down 3% year-over-year and 3% sequentially. This decline in maintenance is the product of declining license revenue and not increased customer attrition. As Bob mentioned, our Mainframe maintenance renewal rates remain extremely healthy.

Mainframe operating expenses were $24.7 million, down 6% year-over-year and up 3% sequentially, primarily due to higher commissions as a percent of revenue over Q2. Mainframe’s contribution margin was 76% compared to 77% during the same period last year, and 80% last quarter.

We expect Mainframe to finish at approximately 77% contribution margin, very close to our December 8 estimates, with revenues finishing at approximately $417 million for the year, including the anticipated closing, as Bob mentioned, of one of our large deals. This will result in revenue growing over fiscal year 2011.

Now the Covisint business unit produced total revenues of $18.6 million, up 29% year-over-year and 6% sequentially. To reiterate, we now expect approximately $74 million in total Covisint revenue for the year, with expected growth just over 30%. Covisint’s operating expenses were $17.3 million, up 36% year-over-year and down 13% sequentially.

Covisint was back to a positive contribution margin this period at 7% compared to 12% during the same period last year, and a negative 13% last quarter. We expect this positive margin to continue into Q4.

The Professional Services business unit produced total revenues of $35.6 million, up 2% year-over-year but down 10% sequentially. The year-on-year growth would have been 9% but for a reserve taken in the public sector space. We’re optimistic as to recovery of this reserve, but for prudency we appropriately took the reserve this current period.

The Professional Services operating expenses were $31.8 million, up 9% year-over-year and about breakeven sequentially, consistent with its revenue growth without regard to the aforementioned reserve. Professional Services contribution margin was 11%, due to the impact of the reserve, compared to 17% at the same period last year, and 20% last quarter. We expect Professional Services margins to rebound in Q4 to the 17% to 19% levels.

Now the Changepoint business unit produced total revenues of $12.5 million, up 32% year-over-year and 15% sequentially, and showed a positive contribution margin of 6% compared to negative 24% during the same period last year, and a negative 1% last quarter. We’re extremely pleased with Changepoint’s forward direction in both margin expansion and revenue growth, which is a testament to all the hard work the business unit’s putting forth. We expect Changepoint to finish the year very close to the guidance we communicated on December 8.

The Uniface business unit produced total revenues of $11.2 million, down 3% year-over-year and 5% sequentially, and the contribution margin remains strong at 55%. We expect Uniface to close the year approximately $2 million down in revenue and contribution margins from what we communicated in December.

And that’s a quick summary of Compuware’s six business units. Laura?

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
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Laura Fournier, Executive Vice President, Chief Financial Officer, and Treasurerompuware Corp.

Thanks, Joe. Operating cash flow for Q3 was approximately $41.9 million, bringing us to $73.1 million for the first three quarters of the year. We expect cash flow for the year to still come in between $165 million and $175 million. One income item to note regarding our maintenance revenue, our Q3 number dropped approximately $2.2 million due primarily to sequential currency adjustments, that is, from Q2. At this point we expect Q4 maintenance to also be affected and expect that maintenance revenue for the year to be up roughly 2%.

Q3 operating expenses were approximately $220.5 million, down approximately $2 million sequentially. We continue to expect total operating expenses for the year to be between $880 million and $890 million. Again, we will continue to aggressively improve productivity and drive excess costs out of the business as we work toward reaching our margin goal.

With regard to the stock buyback, in the third quarter we did not repurchase any shares, as our focus was on repaying our long-term debt, which stood at $110 million at the end of the quarter. Our intention was to use our cash flow to repay this debt obligation by the end of the fiscal year. However, based on Compuware’s recent share price, priorities have changed. We will now use a portion of our cash to aggressively begin repurchasing shares as market and business conditions allow.

Lastly, our effective tax rate for Q3 was 34.2%. Our effective tax rate for Q4 is expected to be also in this range of about 34%. This will result in a tax rate for the year of about 33.4%. The decrease in the tax rate to the last half of the year is due to positive settlements with the taxing authorities on various audit issues.

Looking ahead, we are all focused on finishing the year on a strong note and heading into fiscal year 2013 with a great deal of momentum, as we strive to achieve our immediate and our longer-term goals. Lisa?

Lisa Elkin, Vice President-Investor Relations & Communications

Ladies and gentlemen, we will now be happy to take your questions.

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
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QUESTION AND ANSWER SECTION

Operator:  Thank you. [Operator Instructions] And our first question comes from Kirk Materne from Evercore Partners. Please go ahead.

<Q – Kirk Materne – Evercore Partners (Securities)>: Yes. Thanks very much. I guess, Bob, maybe my first question I would start with is, on the APM side, I don’t know if you guys can give us some idea of sort of what dynaTrace added to license this quarter. But if you look at it, it seems that the former Vantage product seems to be the real weak spot, I guess, I think, kind of throughout the full year.

I guess is there anything going on there in terms of dynaTrace potentially cannibalizing some of those opportunities? Has the pipeline had to be adjusted because people were just misforecasting what it was? I guess could you just walk through some of the details on that?

And I guess, given the fact that you expect things to sort of reaccelerate in the fourth quarter, could you just walk through why that should be the case, or why you feel confident that can happen, given the last few quarters have been a little bit choppy on that front?

<A – Bob Paul – Compuware Corp.>: Sure. First off, your assessment that the on-prem, traditional Vantage solutions are not performing as well as expected is correct. Basically, as you know, at the beginning of the fiscal year we basically threw everything into one sales kit bag and had our sales reps going out to sell two products, and then the three solutions: dynaTrace, on-prem, and the subscription web performance monitoring systems.

So what’s happened is, because a lot it of training went on, new education specifically around the dynaTrace solution, and quite frankly it’s a, typically, a shorter sales cycle. It distracted a lot of our on-prem sales representatives from moving forward in the on-prem opportunities. And so nothing has changed relative to the value of the on-prem and agentless solutions offer, and the market potential, it is simply a sales distraction or sales capacity issue, if will you.

So back in October we sought to correct that, seeing the trends, and we’re building that pipeline back up. The pipeline is getting stronger. The reason that we have optimism in the current numbers that we’re setting forth is because we’ve more diligently gone through the sales commit process. We’ve had the entire leadership in to go through deal by deal, and the momentum, as a result of the changes made back in October are starting to take more – starting to take root.

So those are sort of short-term impacts. On a longer-term basis, because of the work we’re doing in enablement, much focused training on the value proposition and clarity between the solutions. And the discipline around having solutions specific to a sales rep will get us back to the velocity that we saw in the traditional Gomez solutions versus the data-center solutions will return. And as a result of those things, right, we think, we’re pretty positive going into fiscal year 2013 that we’ll move from a 20% to 25% growth rate and extend that into fiscal year 2013 moving forward.

<Q – Kirk Materne – Evercore Partners (Securities)>: Hang on. Thanks. And then just on Covisint, I know you ran through some of the reasons why you sort of saw some deceleration this quarter. But could you just get into a little bit more detail on that? I guess, were these deals simply the mechanics of the rev-rec around them, was the reason we saw that?

Was it, the deal was just closed later and you didn’t get anything in the quarter, because it closed later in the quarter than you imagined? And I guess, how much visibility into the fourth quarter do you have to feel confident that we see some acceleration in this quarter?

<A – Bob Paul – Compuware Corp.>: Yes. No that’s a, it’s a good and fair question. To go back to Covisint’s Q3, you almost have to go back to the Q1, right. In order to get growth in two or three or four quarters from now, we have to be signing contracts three quarters in advance, typically, or two quarters in advance, minimally, of when the revenue occurs.

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
Company ▲	Ticker ▲	Event Type ▲	Date ▲

So a few quarters ago, the deals were getting signed but probably not as aggressively as we had hoped. But the backlog in the current quarter, sales activity was actually quite strong. So in Q3 we had a strong number of large contracts sell, which is a good indicator of future revenue.

And also we had a couple contracts – we take revenue as the deals go live. So as those deals extend because of their complexity or time to going live, the revenue gets pushed out. Unfortunately, you don’t make that up because of the subscription base is just everything pushes out from there on.

So the good news is, we have very strong visibility into Q4, but we actually have very strong visibility into fiscal year 2013, which is why we have much more confidence in the progression of the IPO conversation that we just had. So in this quarter, we’re feeling comfortable. Yes, there’s still work to do, but we’re very optimistic about the numbers we just presented.

<Q – Kirk Materne – Evercore Partners (Securities)>: Okay. And then just last question from me, and I’ll turn it over. Just obviously, still some choppiness in the APM business last quarter. Hopefully it gets better this quarter. I guess when you guys look out, there’s always a trade-off in software companies between growth and margin. And I guess, how are you guys balancing that out? Because there’s clearly tons of room for you guys to expand margins if you wanted. So even if we got a lower growth number than you might have thought back at the Analyst Day, do you feel confident that you could still hit the margin targets even on a lower revenue base, if that made the most sense, I guess, given the pipeline?

<A – Bob Paul – Compuware Corp.>: Yes. So the answer’s yes. And we are as focused now on our operating expenses and margin as we are on the top line. They’re both very important. We consider ourselves a growth organization. We have two, in particular, two, but obviously the other ones are starting to grow, too. But two strong growth business units, and a very strong cloud and SaaS presence.

Having said that, we have to make sure that we’re not, by not paying attention, letting excess capacity or fat work its way into the organization. And so our commitment is right now and will continue to be, that we’re going to work towards growing the top line without expanding any operating costs moving forward. And Joe is almost exclusively focused on making sure that that happens in conjunction with the rest of the leadership team.

<Q – Kirk Materne – Evercore Partners (Securities)>: Okay. Great. I’ll turn it over to others. Thanks, Bob.

<A – Bob Paul – Compuware Corp.>: Thank you, Kirk.

Operator:  Thank you. And now to the line of Aaron Schwartz of Jefferies. Please go ahead.

<Q – Aaron Schwartz – Jefferies & Co., Inc.>: Good afternoon. Maybe a higher level question in terms of sort of guidance methodology. But you mentioned, Bob, I think some large deals that maybe you’re not fully including in the guidance. I don’t know if I heard you there correctly. But if you look out maybe to next year, given the last couple quarters here, is anything changing in the methodology in terms of either how you think about revenue yield or close rates, or just something that can give us a little more comfort going forward?

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<A – Bob Paul – Compuware Corp.>: Yes, I mean, we could spend probably an hour on some of the mechanical things that we’ve either put in place or are putting in place, in particular with the APM team. And kudos to John Van Siclen and the rest of the organization, the work that they’ve done so far. But at a higher level, if you think about what tends to shift or create volatility into our quarterly guidance, it tends to be these larger deals, right. And so a couple of things have to happen. We have to increase the run rate or the flow rate of the deals, the higher volume of the deals. And obviously the subscription revenue becoming a larger percentage of our business. The dynaTrace flow deals, which are very important to revenue growth.

And getting back to the APM on-prem, the old Vantage solutions, getting those – we’ve done some pricing and packaging to make it easier to deploy and sell to create a better flow rate. So that activity and pipeline is picking up and has to continue to pick up in order to take some of the volatility away.

The other thing that we’re doing is that we will progressively get more aggressive in downsizing the larger deals’ impact on our commit. Now, the uptake on that is the risk will be a upside. And I’d much rather that you guys are upset with us because we overachieved on the quarter than we missed it because of a couple of large deal slips.

And as you’ve seen over the last two to three years, the Mainframe revenue becomes a much – or a smaller percentage of the overall portfolio, and the distributed and specifically the subscription revenues become a much larger percentage, as well as the discipline that I just talked about. We should be able to manage that commit in the forecast and the guidance much more successfully.

And right now, as an example, there’s no benefit to us in being aggressive, for instance, on Covisint moving forward. As you know, we’re not getting a lot of credit for Covisint in the – well, I don’t believe we are – in the share price. So there’s really no upside.

And we’re going to get a much more conservative perspective moving into fiscal year 2013. And I think with the, I’d say the – I’d call it, accuracy and a governor that we’ll put on the impact in the large deals, we’ll get much more accurate moving forward in our guidance.

<A – Joe Angileri – Compuware Corp.>: But can I add something to that, Bob? This is Joe, Aaron. We do, for Q4, we do still have some large deals in our forecast. But that’s – but Bob’s talking about is we need to start to move away from that so that the upside is where we end up as opposed to the downside.

<A – Bob Paul – Compuware Corp.>: Right.

<Q – Aaron Schwartz – Jefferies & Co., Inc.>: Okay. That’s helpful. And maybe just a follow-up, Bob. You sort of mentioned maybe an effort to downsize larger deals. So in the APM business, when, earlier in the year, when the sales teams were sort of more generalist across the three product lines, were they trying to sell all three in one, and it just created much larger deals that couldn’t close?  And now you’re going back to selling sort of Gomez, Vantage, and dynaTrace individually so that the deal sizes are smaller? Is that what you’re talking about?

<A – Bob Paul – Compuware Corp.>: Yes, but that’s not the reason we’re doing it. So what you said is absolutely correct, but there’s a methodology and a velocity associated with the Gomez SaaS business, as an example. And it has to do with marketing and leads and focused value proposition, and who you’re selling it to, and all the rest, that we lost a little bit of focus along the way and the speed and the agility of which we were getting this done.

And the same thing happened on the on-prem side. We introduced the dynaTrace solution to the – with our on-premise reps, right. It created a distraction and a capacity issue to continue the growth rates that we were seeing in both those solutions. So sharpening up the training, sharpening up the enablement programs is what’s been going on. I think our leadership has a great grasp of what the issue has been, and we’ve come a long way in fixing it. We’ve still got some work to do. And I think what you just talked about will also occur. We’ll start to see a larger flow rate and better execution moving forward, and better sales productivity.

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<Q – Aaron Schwartz – Jefferies & Co., Inc.>: Okay. And one last one, if I could, on the Covisint side. Presumably, and I may be incorrect, but presumably that’s going through a more thorough audit review as you progress through the IPO phase. One, is that true? And two, does that sort of change anything operationally? Or, I mean, did that cause some deals to maybe push out in terms of timing, or anything around that mechanic?

<A – Bob Paul – Compuware Corp.>: No. So to answer both your questions, yes, we’re now starting all the necessary activities required for a successful filing. Obviously there’s some variability in timing in each one of those activities. They’ve not had any impact on deals or completion of deals or revenue.

<Q – Aaron Schwartz – Jefferies & Co., Inc.>: Okay. Terrific. Thanks for taking the questions.

<A – Bob Paul – Compuware Corp.>: Yes, my pleasure.

Operator:  [Operator Instructions] And now to the line of Mike Latimore of Northland Capital. Please go ahead.

<Q – Mike Latimore – Northland Securities, Inc.>: Great, thanks. Good evening. Just on the Gomez side, has there been any change in the kind of the pricing environment around Gomez market that you’re in?

<A – Bob Paul – Compuware Corp.>: No. We’ve not really seen any pricing adjustments. Typically, on the Gomez SaaS side there’s only a couple people involved in that marketplace. And as you know, it’s growing pretty well. So there really haven’t been many changes in the market conditions. I will say that we have some releases coming out that puts us in a, I think, from everything that we can tell in the details, a superior position relative to value and kind of value in coming quarters, but we’ll talk about that closer to the release dates.

<Q – Mike Latimore – Northland Securities, Inc.>: Great. And then, you talked about maybe slightly more signatures required to get deals done. Is that sort of in every region, or is it more pronounced in certain regions?

<A – Bob Paul – Compuware Corp.>: Yes, well, I mean, we saw it more in North America than anywhere else. We had a – so that created some length in the sales cycles. And in total, to be totally candid, we had a couple sales execution and commitment issues in the Asia-Pac marketplace that created some surprises for us, which I think we’ve now corrected. But the additional signatures were more due to, I’d say, macroeconomic conditions than anything else. And so we’re monitoring that closely. I don’t think it’ll have any sort of material long-term impact to our business, though.

<Q – Mike Latimore – Northland Securities, Inc.>: Got it. And then it sounds like you’re looking for some pretty good sequential growth in APM license software in the fourth quarter. Is that sort of evenly mixed, that growth evenly mixed between dynaTrace and Gomez on-prem, or is it more skewed to one or the other product?

<A – Bob Paul – Compuware Corp.>: Yes, it is evenly mixed. We’ll see an uptick in dynaTrace. We’ll see an uptick in on-prem, although that shouldn’t be hard to do. And we will also see an uptick in the subscriptions, the Gomez SaaS subscription revenues. And all that obviously is backed by what we’re seeing as a scrubbed and healthy pipeline.

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
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<Q – Mike Latimore – Northland Securities, Inc.>: Great. Just last question, Bob. You mentioned, I think you said you’re going to try to not increase operating costs going forward. So is the view that sort of this is, we’re at kind of a good run rate here, and that’s what you hope to hold for a while, for a few quarters at least?

<A – Bob Paul – Compuware Corp.>: Absolutely, yes. So it’s not like we’re going try and do it. We’re going to do it. And there are a number of ways that we can get that done. A lot of it is making sure that we’re investing in those areas that are going to make us more competitive. And so it’s not just a matter of not spending money, any more money. It’s a matter of also prioritizing where the investment goes. We’ve been at this now as far as planning, and now getting in the execution mode of that model has already started. And so we feel very good that we’re going to get that done.

<Q – Mike Latimore – Northland Securities, Inc.>: All right. Thank you.

<A – Bob Paul – Compuware Corp.>: Thank you.

Operator:  Thank you. And now to the line of Gary Spivak from Noble Financial Group. Please go ahead.

<Q – Gary Spivak – Noble Financial Capital Markets>: Thanks for taking my question. I want to follow up on a comment Joe made relative to Q4, and now I want to ask how dependent is Q4 on large deals? And are you giving the haircut that you talked about to that pipeline in the Q4 guidance?

<A – Bob Paul – Compuware Corp.>: Yes, so there’s one deal – this is Bob, and I’ll let Joe follow up. There’s one deal in particular, and it’s not committed in at the full amount. It’s something, right now, we have great visibility to it, feeling very good about it. And hopefully even in mid to late February we’ll be in a position to not have to talk about it anymore. But yes, it’s in a good spot. If it doesn’t come in, something crazy happens, it’ll put pressure on the rest of the business to hit those guidance numbers for sure. But it is not in at anywhere near its full commit also.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay. And then a little bit on the APM deals that slipped towards the end. Can you comment on the current status? Are they still in play? Have they closed? Are you still seeing the extended signature requirements on those deals?

<A – Bob Paul – Compuware Corp.>: Yes, they’re all in play except for one. The one was a loss. And the rest of them have either closed already or are getting closed. To be honest, I don’t have any sort of up-to-date material information on extension of sales cycles because of signatures this quarter yet, but obviously I’ll have more color on that at the end of the quarter.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay. And then on dynaTrace, you talked about a pretty healthy pipeline and a lot of activity in the December quarter. Did you get the – I mean, how close to the close rates you were looking for did you get, particularly on dynaTrace? Is that translating into revenues or is it still more in the pilot phase?

<A – Bob Paul – Compuware Corp.>: No, no, dynaTrace had a great quarter last quarter. A lot to do with, well, somewhat to do with the synergies created with the larger Compuware sales force, but also by a great execution by the core dynaTrace team. And the product is just differentiated and unparalleled in the marketplace. It also is, it’s frictionless. It’s very easy to present. It’s very easy to deploy, and it’s very easy to get very, very quick value from. And it gives visibility down to the transaction level so you can get, on any performance issue, you can get real-time, absolute knowledge of where performance issues are. And over time, as you know, we have back to the December presentation, we have very specific plans to tie that together not only with the Gomez SaaS solution, but also with the on-premise capabilities to create a very, very powerful end-to-end solution, which can be implemented one step at a time or enterprise-wide.

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Compuware Corp.	CPWR	Q3 2012 Guidance Call	Jan. 26, 2012
Company ▲	Ticker ▲	Event Type ▲	Date ▲

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay. Thanks. So my final question is on the Covisint. As you start going through the process, I noticed you did not give a target valuation on that. I was wondering whether that was because you’re closing in on the process or because something else changed?

<A – Bob Paul – Compuware Corp.>: No, nothing’s changed on prior valuations. We’re getting into a sensitive period where we don’t want to disclose too much. So what we’ve agreed is we’re just going to talk about the fact that we’re proceeding. And there are some variables associated with commitments that we have to make along the schedule and preparation for the IPO. And if everything goes as planned, we’ll be in a much – it’ll be clear, let’s say, in the coming quarters how far we’ve progressed.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay. Thank you.

<A – Bob Paul – Compuware Corp.>: The valuation has not changed from our prior expectations at this point.

<Q – Gary Spivak – Noble Financial Capital Markets>: Okay. Thanks.

Operator:  Thank you. Ladies and gentlemen, we will now conclude the question-and-answer portion of today’s call. I would now like to turn the conference back over to Lisa Elkin.

Lisa Elkin, Vice President-Investor Relations & Communications

Thank you. At this time, ladies and gentlemen, we will adjourn this conference call. Thank you very much for your time and interest in Compuware, and we hope you have a pleasant evening.

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